FIRST AMENDMENT TO
INSURANCE AGENCY MASTER AGREEMENT

THIS FIRST AMENDMENT TO THE INSURANCE MASTER AGREEMENT (this “First Amendment”) dated this 12th day of February, 2013 by and between Ivantage Select Agency, Inc. an affiliate of Allstate Insurance Company (“Allstate”), with its principal office located at 3100 Sanders Rd, Northbrook, IL, 60062 (“ISA”) and Federated National Underwriters, Inc., a Florida corporation with its principal office located at 14050 NW 14th Street, Suite 180, Sunrise, Florida 33323 (hereinafter “COMPANY”)(singularly “Party”, and collectively the “Parties”). This First Amendment shall be effective as of February 12th, 2013.

RECITALS

WHEREAS, COMPANY and ISA entered into that certain Insurance Agency Master Agreement dated as of February 4, 2013 (the “Agreement”);

WHEREAS, pursuant to Section 20, the Agreement may be amended or modified in writing agreed to and signed by authorized representatives of both Parties;

WHEREAS, COMPANY and ISA desire to replace Schedule A, as more particularly described herein; and

WHEREAS, COMPANY and ISA desire to add Condominium and Renters as Coverage available through COMPANY.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	The Parties agree that First Revised Schedule A of the Agreement hereby replaces and supersedes Schedule A, and is made a part of the Agreement effective as of February 4th, 2013.

2.	Except for the amendments to the Agreement expressly provided for herein, the Agreement shall remain unchanged and in full force and effect.

3.	This First Amendment shall be binding on the parties hereto, including their affiliates, successors and assigns.

4.	Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Agreement.

5.	This First Amendment may be signed in multiple counterparts which together shall constitute a single instrument.

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the date below.

FEDERATED NATIONAL		IVANTAGE SELECT AGENCY, INC.
UNDERWRITERS, INC.

By:	/s/ J. Gordon Jennings, III	By:	/s/ Mark Green
Typed Name:	J.G. Jennings, III	Typed Name:	Mark Green
Title:	President	Title:	President
Date:	2/13/13	Date:	2/26/13

First Revised Schedule A

This First Revised Schedule A (“Schedule”) is entered into this ______ day of February, 2013 by and between Federated National Underwriters, Inc. (“COMPANY”) and Ivantage Select Agency, Inc. (“ISA”), pursuant to Section 3, of that certain Insurance Agency Master Agreement dated February 4, 2013, between COMPANY and ISA (“Agreement”).  This Schedule is attached to and subject to the terms and conditions of that Agreement and contains the following terms and conditions.

Coverage

ISA agrees to allow certain designated Producers to place Homeowners, Dwelling Fire, Condominium, Renters, and Commercial General Liability coverage with Company.  All policies written pursuant to this Schedule shall be written by Federated National Insurance Company (“Carrier”) (NAIC # 10790) unless agreed to otherwise in writing by ISA.
Commissions

*

Company shall pay commissions to Producers on a premiums received basis (net of endorsements, cancellations, reinstatements, and any additional mandatory fees) as follows:

8% of new business premium and 8% of renewal business premium on Homeowners,  Dwelling Fire, Condominium, and Renters for the first twenty-five (25) policies written  pursuant to this Agreement.  Commissions shall be 10% of new business premium and  10% of renewal business premium thereafter once Producer meets the threshold of twenty-five (25) policies on Homeowners, Dwelling Fire, Condominium, and Renters  policies written pursuant to this Agreement.

15% of new premium and 15% of renewal premium on Commercial General Liability  policies written pursuant to this agreement.

Payments and any necessary adjustments will be made on the 10th business day of each month for the preceding month’s business. *

Mandatory additional fees shall be defined as additional fees as authorized under law, including but not limited to: $25 policy service fee, $2 Emergency Management Preparedness and Assistance Trust Fund (state fee), Citizen 2005 Emergency Assessment (state fee), Florida Hurricane Catastrophe Fund Emergency Assessment (state fee).

* Portions of this document omitted pursuant to an application for an order for confidential treatment pursuant to Rule 24b-2 under the Exchange Act. Confidential portions of this document have been filed separately with the Securities and Exchange Commission.

Territory

The State of Florida.

*
Termination

This Schedule may be terminated pursuant to the terms of Section 17 of the Agreement.  In addition, and without prejudice to the right of either Party to invoke any applicable right of termination under said Section 17, Section 17 of the Agreement is hereby amended to provide for the following additional termination events; ISA, in its sole discretion, may immediately terminate this Schedule upon a Carrier’s failure to maintain at least an “A (Exceptional)”rating from Demotech FSR.

Accepted by:

FEDERATED NATIONAL		IVANTAGE SELECT AGENCY, INC.
UNDERWRITERS, INC.

By:	/s/ J. Gordon Jennings, III	By:	/s/ Mark Green
Typed Name:	J.G. Jennings, III	Typed Name:	Mark Green
Title:	President	Title:	President
Date:	2/13/13	Date:	2/26/13

* Portions of this document omitted pursuant to an application for an order for confidential treatment pursuant to Rule 24b-2 under the Exchange Act. Confidential portions of this document have been filed separately with the Securities and Exchange Commission.